SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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VARIAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE AND PROXY STATEMENT

FOR THE 2003

ANNUAL MEETING OF STOCKHOLDERS

VARIAN, INC.
3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000
www.varianinc.com

VARIAN, INC.
3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 6, 2003

Date, Time and Location

     You are cordially invited to the Annual Meeting of Stockholders of Varian, Inc. to be held on Thursday, February 6, 2003, at 2:00 p.m., local time, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California.

Agenda

     The agenda for the Annual Meeting is as follows:

  To elect two Class I directors for three-year terms;
  To vote on approval of the Varian, Inc. Employee Stock Purchase Plan; and
  To transact any other business that may be properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date

     The record date for the Annual Meeting was December 20, 2002. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. A list of these stockholders will be available at the Company’s principal executive offices, 3120 Hansen Way, Palo Alto, California 94304-1030, for a period of ten days before the Annual Meeting.

Voting

     It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and mail it promptly in the accompanying return envelope. You may revoke your proxy at any time before it is voted, and you may vote in person at the Annual Meeting even if you have returned a proxy. These and other voting procedures are explained in the following Proxy Statement.

By Order of the Board of Directors

A.W. Homan Secretary

December 27, 2002
Palo Alto, California

Varian, Inc.
3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000

PROXY STATEMENT

INFORMATION REGARDING VOTING AND SOLICITATION OF PROXIES

General

     This Proxy Statement is being furnished to you as a stockholder of Varian, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders to be held on February 6, 2003, at 2:00 p.m., local time, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. You may grant your proxy by signing, dating and returning the enclosed proxy in the pre-addressed, postage-paid return envelope.

     The two items on the agenda for the Annual Meeting are (1) to elect two Class I directors to the Board of Directors, and (2) to vote on approval of the Varian, Inc. Employee Stock Purchase Plan. Each of these items is described in more detail below.

     The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

     This Proxy Statement and the accompanying form of proxy will be first sent on or about December 30, 2002 to stockholders entitled to vote at the Annual Meeting.

Voting

     The Company’s common stock is the only type of security issued and only holders of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on December 20, 2002 are entitled to notice of and to vote at the Annual Meeting. As of that record date, there were 33,753,523 shares of the Company’s common stock outstanding.

     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum.

     The affirmative vote of a plurality of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to elect the Class I directors. This means that Richard U. De Schutter and Allen J. Lauer, the Board of Directors’ nominees to serve as the Class I directors, must receive the highest numbers of votes cast in order to be elected as the Class I directors. Therefore, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no legal effect on the election of the Class I directors.

     The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to approve the Employee Stock Purchase Plan.

     Your shares will be voted in accordance with your instructions set forth on the proxy that you sign and return. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may generally vote their clients’ proxies in their own discretion. If your proxy provides no instructions, your proxy will be voted FOR the election of Richard U. De Schutter and Allen J. Lauer as the Class I directors, and FOR approval of the Employee Stock Purchase Plan.

     Even if you sign and return your proxy, you may revoke or change your proxy at any time prior to the Annual Meeting. You may do this by sending to A. W. Homan, the Company’s Secretary (at the Company’s address set forth above), prior to the Annual Meeting, a written notice of revocation or a new proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

     The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company’s directors, officers and other employees, without extra remuneration, might supplement this solicitation by letter, telephone or personal interview. The Company might retain Georgeson Shareholder Communications Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fixed fee (not expected to exceed $5,500) plus reasonable out-of-pocket expenses (not expected to exceed $1,500), which fees and expenses will be paid by the Company.

Stockholder Proposals and Nominations of Directors

     Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2004, and who wishes to have that proposal or nomination set forth in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) no later than August 29, 2003. Any such notice of a proposal or nomination must include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

     Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2004, and who is not seeking to have that proposal or nomination included in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than October 1, 2003 and no later than October 31, 2003 (unless the date of the 2004 annual meeting is more than 30 days before or more than 60 days after February 6, 2004, in which case the notice of proposal must be received by the later of October 31, 2003 or the 10th day following the day the Company publicly announces the date of the 2004 annual meeting). If notice of a stockholder proposal or nomination is not received within this time frame, the Company’s management will be entitled to use its discretionary authority to vote the shares it represents by proxy with respect to that proposal or nomination. The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

     For more information regarding stockholder proposals or nominations, you may request a copy of the By-Laws from the Company’s Secretary (at the Company’s address set forth above).

PROPOSAL ONE — ELECTION OF DIRECTORS

Board Structure and Nominees

     The Board of Directors consists of five members. Pursuant to the Company’s Restated Certificate of Incorporation, the Board is divided into three classes. Members of each class are elected for three-year terms and until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed.

     The Class I directors are Richard U. De Schutter and Allen J. Lauer. Their terms of office will expire at the Annual Meeting.

     The Class II directors are John G. McDonald and Wayne R. Moon. Their terms of office will expire at the annual meeting of stockholders in 2004.

     The Class III director is Elizabeth E. Tallett. Her term of office will expire at the annual meeting of stockholders in 2005.

     The Board of Directors has nominated Richard U. De Schutter and Allen J. Lauer for election as the Class I directors for terms expiring at the annual meeting of stockholders in 2006 and when their respective successors are elected and qualified. Messrs. De Schutter and Lauer have stated their willingness to serve if elected, and the Company does not contemplate that either will be unable to serve. However, in the event that either subsequently declines or becomes unable to serve, proxies will be voted for such substitute nominee or nominees as shall be designated by the proxy holders in their discretion.

Business Experience of Directors and Nominees

     Richard U. De Schutter is the former Executive Chairman, President and Chief Executive Officer of DuPont Pharmaceutical Company, a position he held from 2000 to 2001. He was Chief Administrative Officer and Vice Chairman of Monsanto Company (a life sciences company) from 1999 to 2000, and was Chairman, President and Chief Executive Officer of G. D. Searle & Company (a pharmaceutical company) from 1995 to 1999. Mr. De Schutter is also a director of General Binding Corporation, Incyte Genomics, Inc., ING Americas and Smith & Nephew plc. He has been a director of the Company since 2001. Age: 62

     Allen J. Lauer is Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer, positions he has held since 2002 and 1999, respectively. From 1990 to 1999, he was Executive Vice President of Varian Associates, Inc. (the Company’s predecessor) and was responsible for its Instruments business. Mr. Lauer has been a director of the Company since 1999. Age: 65

     John G. McDonald is The IBJ Professor of Finance at Stanford University’s Graduate School of Business, where he has served on the faculty since 1968. He is also a director of Capstone Turbine Corp., iStar Financial, Inc., Plum Creek Timber Company, Inc., Scholastic Corp., and eight mutual funds managed by Capital Research & Management Co. Mr. McDonald has been a director of the Company since 1999. Age: 65

     Wayne R. Moon is Executive Chairman of the Board of RelayHealth Corporation (a web-based health services company), a position he has held since 2002. From 1993 to 1999, he was Chairman of the Board and Chief Executive Officer of Blue Shield of California (a health care company). Mr. Moon is also a director of IntegraMed America, Inc. He has been a director of the Company since 1999. Age: 62

     Elizabeth E. Tallett is a Principal of Hunter Partners, LLC (which provides management services to developing life science companies) and President and Chief Executive Officer of Marshall Pharmaceuticals, Inc. (a specialty pharmaceutical company), positions she has held since 2002 and 2000, respectively. She is also President and Chief Executive Officer of Dioscor, Inc. (a biopharmaceutical company), a position she has held since 1996. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor Inc. (both biopharmaceutical companies) from 1997 to 2000 and from 1999 to 2000, respectively. She is a director of Coventry Health Care, Inc., IntegraMed America, Inc., Principal Financial Group and Varian Semiconductor Equipment Associates, Inc. Ms. Tallett has been a director of the Company since 1999. Age: 53

Board Committees and Meetings

     The Board of Directors has four standing committees: The Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Stock Committee.

     The Audit Committee is comprised of directors McDonald (Chairman), De Schutter, Moon and Tallett, each of whom is a non-employee director who meets the independence and other requirements to serve on the Audit Committee under rules of the Nasdaq Stock Market. This Committee’s primary responsibility is to assist the Board of Directors with its oversight of (1) the integrity of the Company’s financial statements, (2) the independence, qualifications and performance of the Company’s independent accountants, and (3) the performance of the Company’s internal audit function. The Audit Committee held four meetings during fiscal year 2002.

     The Compensation Committee is comprised of directors Tallett (Chairman), De Schutter, McDonald and Moon, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market, as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 and as an outside director under Section 162(m) of the Internal Revenue Code. This Committee’s primary responsibilities are to (1) consider and approve all compensation to be paid to and compensatory arrangements with the Company’s officers, and (2) administer the Company’s Omnibus Stock Plan, Management Incentive Plan, Employee Stock Purchase Plan and Supplemental Retirement Plan. The Compensation Committee held three meetings during fiscal year 2002.

     The Nominating and Governance Committee is comprised of directors Moon (Chairman), De Schutter, McDonald and Tallett, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members, and recommend to the Board qualified individuals to be nominated for election or appointed to the Board, (3) recommend to the Board the compensation to be paid to non-employee directors, (4) develop a succession plan for the Company’s Chief Executive Officer, and (5) develop corporate governance principles applicable to the Company. The Committee will consider nominees for director recommended by stockholders. Any stockholder may recommend a prospective nominee for the Committee’s consideration by submitting in writing to the Company’s Secretary (at the Company’s address set forth above) the prospective nominee’s name and qualifications. The Nominating and Governance Committee held one meeting during fiscal year 2002.

     The Stock Committee is comprised of director Lauer. This Committee approves grants of nonqualified stock options under the Company’s Omnibus Stock Plan, pursuant to delegations by the Board of Directors authorizing this Committee to make grants to eligible employees of the Company who are not officers. The Stock Committee held no meetings during fiscal year 2002, but took various actions by written consent.

     The Board of Directors held four meetings during fiscal year 2002. During fiscal year 2002, each director attended all meetings of the Board and committees of the Board of which the director was a member.

Director Compensation

     Each director who is not a Company employee receives an annual retainer fee of $20,000, and $1,000 for each Board and committee meeting attended. Directors who chair the Compensation and the Nominating and Governance Committees of the Board each receive an additional annual retainer fee of $5,000; the director who chairs the Audit Committee of the Board receives an additional annual retainer fee of $15,000. A non-employee Chairman of the Board would receive an annual retainer fee of $90,000 (in lieu of any other annual retainer, committee chair or attendance fees). Directors may elect to receive, in lieu of all or a portion of the foregoing fees, shares of the Company’s common stock based on the fair market value of the stock on the date the fees would have been paid.

     Under the Company’s Omnibus Stock Plan, each director who is not a Company employee receives upon initial appointment or election to the Board a nonqualified stock option to acquire 10,000 shares of the Company’s common stock, and receives annually thereafter a nonqualified stock option to acquire 5,000 shares of the Company’s common stock. A non-employee Chairman of the Board would receive upon initial appointment a nonqualified stock option to acquire 50,000 shares of the Company’s common stock (in lieu of any other stock option grant). Such stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the grant date, are vested and exercisable beginning on the grant date and have a ten-year term.

     Each director is also reimbursed for all reasonable out-of-pocket expenses that such director and his or her spouse incurs attending Board meetings and functions, and is authorized, subject to certain requirements and limitations, to use the Company’s fractionally-owned aircraft.

     Mr. Lauer, because he is a Company employee, receives no compensation for his services as a director, as a member of the Stock Committee or as Chairman of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF MR. DE SCHUTTER AND MR. LAUER AS THE CLASS I DIRECTORS.

PROPOSAL TWO — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     The Company’s Employee Stock Purchase Plan (the “Plan”) provides eligible employees of the Company with the opportunity to purchase at a discounted price shares of the Company’s common stock through payroll deductions.

     In November 2000, the Board of Directors adopted the Plan and authorized the reservation of 1,200,000 shares for issuance under the Plan. At that time, the Company was not required by Nasdaq rules to submit the Plan for stockholder approval. The Company believes the Plan continues to qualify for an exemption from stockholder approval. The Company has nonetheless decided to request stockholder approval of the Plan.

Purpose

     The purpose of the Plan is to encourage ownership of the Company’s stock of the Company by eligible employees and to provide incentives for them to exert maximum efforts for the success of the Company. The Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

Description of the Plan

     The following paragraphs provide a summary of the principal features of the Plan as the Company anticipates its operation. The Plan is set forth in its entirety in Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to the Plan itself.

Eligibility to Participate

     Most employees of the Company are eligible to elect to participate in the Plan. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company. Also, an employee is not eligible if he or she normally is scheduled to work less than thirty hours per week. Employees of the Company’s subsidiaries are generally not eligible to participate. Approximately 875 employees currently participate in the Plan.

Administration, Amendment and Termination

     The Board has delegated the authority to administer the Plan to the Compensation Committee (the “Committee”) of the Board of Directors. The members of the Committee serve at the pleasure of the Board.

     Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan, including the power to designate the subsidiaries of the Company which will be permitted to participate in the Plan. The Committee also may establish a waiting period (not to exceed two years) before new employees may become eligible for the Plan. The Committee may make whatever rules, interpretations and computations, and take any other actions to administer the Plan, that it considers appropriate to promote the Company’s best interests, and to ensure that the Plan continues to comply with applicable law. The Committee may delegate one or more ministerial duties for the administration of the Plan.

     The Company’s Board of Directors, in its sole discretion, may amend or terminate the Plan at any time and for any reason.

Number of Shares of Common Stock Available under the Plan

     A maximum of 1,200,000 shares of the Company’s common stock are available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares. In the event of any stock split or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Plan.

     As of December 2, 2002, a total of 339,737 shares had been issued pursuant to the Plan and 860,263 shares were available for future issuance pursuant to the Plan. On December 2, 2002, the fair market value of a share of the Company’s stock was $31.16.

Enrollment and Contributions

     Eligible employees voluntarily elect whether or not to enroll in the Plan. Employees currently join for an offering period of six months. Employees who have joined the Plan automatically are re-enrolled for additional rolling six-month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to Plan rules).

     Employees contribute to the Plan through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a lower maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the offering periods (but in no event may any enrollment period exceed 27 months). After an offering period has begun, an employee may increase or decrease his or her contribution percentage (subject to Plan rules).

Purchase of Shares

     On the first business day following each fiscal quarter, each participating employee’s payroll deductions are used to purchase shares of the Company’s stock for the employee. The price of the shares purchased will be 85% of the lower of (1) the stock’s market value on the first day of the six-month offering period, or (2) the stock market’s value on the last day of the preceding fiscal quarter, i.e., the business day before the purchase date. Market value under the Plan means the closing price of a share of the Company’s common stock on the Nasdaq National Market System for the day in question.

Termination of Participation

     Participation in the Plan terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the Plan, or the Plan is terminated or amended such that the employee no longer is eligible to participate in the Plan.

Number of Shares Purchased by Certain Individuals and Groups

     Given that the number of shares that may be purchased under the Plan is determined, in part, on the stock’s market value on the first and last day of the offering period and given that participation in the Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. The following table sets forth the aggregate number of shares of the Company’s stock purchased under the Plan during fiscal year 2002 by certain individuals and groups. These numbers might not be indicative of Plan purchases in the future.

Name of Individual or Group	Number of Shares Purchased

Allen J. Lauer, Chairman of the Board and Chief Executive Officer(1)	0
Garry W. Rogerson, President and Chief Operating Officer(1)	0
G. Edward McClammy, Senior Vice President, Chief Financial Officer and Treasurer(1)	0
A. W. Homan, Vice President, General Counsel and Secretary(1)	0
C. Wilson Rudd, Vice President, Electronics Manufacturing(1)	0
All executive officers, as a group(1)	0
All directors who are not executive officers, as a group(2)	0
All employees who are not executive officers, as a group	159,789

(1)
The Company’s executive officers have not been eligible to participate in the Plan, but will be eligible to participate following approval of the Plan by the Company’s stockholders at the Annual Meeting.

(2) Directors who are not employees of the Company are not eligible to participate in the Plan.
Federal Tax Aspects
Based on management’s understanding of current federal income tax laws, the federal income tax consequences of the purchase of shares of common stock under the Plan are as follows.
     An employee generally will have taxable income based on the difference between the purchase price and the fair market value when shares of the Company’s stock are purchased under the Plan. An employee will generally have a capital gain or loss when he or she sells those shares acquired under the Plan. This gain or loss will generally be the difference between the market value of the shares upon purchase and the amount he or she receives for the stock. The gain or loss will be long-term or short-term, depending on whether he or she has held the stock for more than one year from the purchase date.

The Company generally will receive a deduction for federal income tax purposes for the ordinary income an employee must recognize upon a purchase of shares under the Plan.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU FOR APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.
8

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of September 27, 2002 about the shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans, which are the Omnibus Stock Plan (the “OSP”) and the Employee Stock Purchase Plan (the “ESPP”).

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans
Approved by Stockholders	4,357,934		$18.64	1,808,731	(1)
Equity Compensation Plans Not
Approved by Stockholders	0	(2)	—	894,939	(3)
Total	4,357,934		$18.64	2,703,670

(1)
Represents shares available for issuance pursuant to options, stock appreciation rights, restricted stock or performance share or performance unit awards under the OSP. Only 100,000 shares may be issued pursuant to restricted stock or performance share or performance unit awards over the life of the OSP.

(2)
Does not include 34,676 shares issued to participants in the ESPP on September 30, 2002 under the terms of the ESPP. These shares are not reflected in the table because the amount of shares to be purchased on September 30, 2002 was not determinable as of September 27, 2002.

(3)
Represents shares available for issuance pursuant to the ESPP. Stockholders are being asked to approve the ESPP at the Annual Meeting. The ESPP is described in this Proxy Statement under the heading “Proposal Two — Approval of Employee Stock Purchase Plan.”

9

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of December 2, 2002 regarding beneficial ownership of the Company’s common stock by (a) each person who, to the Company’s knowledge, beneficially owned more than five percent of the outstanding shares of the Company’s common stock as of that date, (b) each of the executive officers named in the Summary Compensation Table on page 12, (c) each of the Company’s directors and director nominees, and (d) all executive officers, directors and director nominees as a group.

Name and Address (if applicable) of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)

Franklin Resources, Inc.
One Franklin Parkway, San Mateo, CA 94403	4,626,780	(3)	13.65%
Wellington Management Company, LLC
75 State Street, Boston, MA 02109	1,808,000	(4)	5.33%
Allen J. Lauer
Chairman of the Board, Chief Executive Officer and Nominee	1,271,942	(5)	3.63%
Garry W. Rogerson
President and Chief Operating Officer	159,411	(6)	—
G. Edward McClammy
Senior Vice President, Chief Financial Officer and Treasurer	197,000	(7)	—
A. W. Homan
Vice President, General Counsel and Secretary	190,000	(8)	—
C. Wilson Rudd
Vice President, Electronics Manufacturing	157,022	(9)	—
Richard U. De Schutter
Director and Nominee	16,500	(10)	—
John G. McDonald
Director	39,752	(11)	—
Wayne R. Moon
Director	36,452	(12)	—
Elizabeth E. Tallett
Director	34,314	(13)	—
All Executive Officers, Directors and Director Nominees as a Group
(11 persons)	2,300,683	(14)	6.38%

(1)
For purposes of this table, a person or group of persons is deemed to have beneficial ownership of shares of the Company’s common stock which such person or group has the right to acquire on or within 60 days after December 2, 2002. Unless otherwise indicated, to the Company’s knowledge the person named has sole voting and investment power, or shares voting and/or investment power with such person’s spouse, with respect to all shares beneficially owned by that person.

(2)
The percentage of outstanding shares is based on the 33,896,531 shares outstanding on December 2, 2002. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any stock which such person or group of persons has a right to acquire on or within 60 days of December 2, 2002 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The percentage of outstanding shares of the Company’s common stock is only reported to the extent it exceeds one percent of the shares of the Company’s common stock outstanding on December 2, 2002.

(3)
As of September 30, 2002, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 13, 2002, which Schedule 13F reports that Franklin Resources, Inc. has shared investment discretion as to all such shares, has sole voting authority as to 3,941,700 of such shares and has no voting authority as to 685,080 of such shares.

(4)
As of September 30, 2001, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 14, 2002, which Schedule 13F reports that Wellington Management Company, LLC has sole investment discretion as to 1,666,800 of such shares, has defined investment discretion as to 141,200 of such shares, has sole voting authority as to 942,800 of such shares, has shared voting authority as to 141,200 of such shares, and has no voting authority as to 24,000 of such shares.

(5)
Includes 1,173,782 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, and 98,160 shares held in a trust of which Mr. Lauer is co-trustee with his wife.

(6)	Includes 157,100 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.
(7)
Includes 195,000 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, and 2,000 shares held in a trust of which Mr. McClammy is co-trustee with his wife.

(8)
Includes 184,950 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, 3,332 shares held in a trust of which Mr. Homan is co-trustee with his wife, and 1,718 shares held by Mr. Homan’s wife.

(9)	Includes 150,359 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.
(10)	Includes 15,000 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of a nonqualified stock option granted under the Omnibus Stock Plan.
(11)	Includes 35,952 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.
(12)	Includes 35,952 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.
(13)	Includes 33,214 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.
(14)
Includes 2,179,599 shares which may be acquired on or within 60 days of December 2, 2002 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, and 105,210 shares as to which voting and/or investment power is shared (see certain of the foregoing footnotes).

11

EXECUTIVE COMPENSATION INFORMATION

     This section reports certain information with respect to compensation paid by the Company to its chief executive officer and four other most highly compensated executive officers and compensatory arrangements with those executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards	All Other Compensation ($)(3)

		Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/SARs (#)(2)

Allen J. Lauer	2002	$600,000	$778,200	$12,197	155,000	$91,308
Chairman of the Board	2001	586,540	510,660	12,134	145,000	116,281
and Chief Executive Officer	2000	550,004	1,091,978	18,830	182,000	67,129
Garry W. Rogerson	2002	255,385	185,705	11,209	33,000	29,610
President	2001	229,136	193,048	15,693	30,000	29,240
and Chief Operating Officer	2000	200,000	234,435	17,157	30,000	16,840

G. Edward McClammy	2002	275,386	272,370	10,725	33,000	32,317
Senior Vice President, Chief	2001	260,962	169,156	10,681	36,000	31,263
Financial Officer and Treasurer	2000	250,000	372,263	9,713	40,000	11,710

A. W. Homan	2002	210,982	209,141	10,989	24,000	20,004
Vice President, General	2001	205,592	134,049	11,537	24,000	30,742
Counsel and Secretary	2000	193,846	297,810	20,548	30,000	13,952

C. Wilson Rudd	2002	187,540	259,065	11,223	24,000	17,268
Vice President,	2001	180,115	60,060	10,158	21,000	24,114
Electronics Manufacturing	2000	168,850	192,852	8,916	17,000	9,656

(1)	Consists of amounts reimbursed for the payment of taxes on income imputed for personal use of a Company-leased automobile.
(2)	Consists of shares of the Company’s common stock that may be acquired by exercise of nonqualified stock options granted under the Company’s Omnibus Stock Plan.
(3)
Consists of (a) Company contributions or credits in fiscal years 2002, 2001 and 2000, respectively, to retirement plan and supplemental retirement plan accounts (Mr. Lauer, $87,147, $112,120 and $62,968; Mr. Rogerson, $27,464, $27,319 and $15,160; Mr. McClammy, $30,770, $29,799 and $10,307; Mr. Homan, $19,987, $30,725 and $13,612; and Mr. Rudd, $15,688, $22,592 and $8,226); and (b) Company paid premiums in fiscal years 2002, 2001 and 2000, respectively, for group term life insurance (Mr. Lauer, $4,161, $4,161 and $4,161; Mr. Rogerson, $2,146, $1,921 and $1,680; Mr. McClammy, $1,547, $1,464 and $1,403; Mr. Homan, $17, $17 and $340; and Mr. Rudd, $1,580, $1,522 and $1,430).

12

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

Name	Number of Securities Underlying Options/SARs Granted(#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh)	Expiration Date	5%($)	10%($)

Allen J. Lauer	155,000	22.65%	$25.76	11/02/11	$2,511,050	$6,363,495
Garry W. Rogerson	33,000	4.82%	25.76	11/02/11	534,611	1,354,809
G. Edward McClammy	33,000	4.82%	25.76	11/02/11	534,611	1,354,809
A. W. Homan	24,000	3.51%	25.76	11/02/11	388,808	985,315
C. Wilson Rudd	24,000	3.51%	25.76	11/02/11	388,808	985,315

(1)
Consists of nonqualified stock options to acquire the Company’s common stock, which stock options were granted under the Omnibus Stock Plan at an exercise price equal to the closing market price of the Company’s stock on the grant date, generally become exercisable over three years at the rate of approximately one-third each year and expire ten years from the grant date. Payment of the exercise price may be made by delivery of already-owned shares.

(2)
The 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $41.96 and $66.81, respectively. These assumed rates are not intended to represent a forecast of possible future appreciation of the Company’s stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Allen J. Lauer	0	$0	1,013,116	312,332	$16,159,577	$976,987
Garry W. Rogerson	20,634	475,364	126,100	63,000	2,041,725	187,045
G. Edward McClammy	0	0	158,667	70,333	2,561,669	211,001
A. W. Homan	0	0	158,950	50,000	2,678,945	155,635
C. Wilson Rudd	0	0	129,359	44,000	2,052,971	126,885

(1)	Based on the $29.25 per share closing price of the Company’s common stock on September 27, 2002.

OTHER COMPENSATORY ARRANGEMENTS

Retirement Arrangements

     On December 1, 2000, Mr. Lauer was granted a nonqualified stock option to acquire 145,000 shares of the Company’s common stock. Under the terms of that stock option, one-third of the option shares vested on December 1, 2001, one-third vested on December 1, 2002, and the final one-third will vest on the earlier of December 1, 2003 or the date of Mr. Lauer’s retirement from the Company.

     On November 2, 2001, Mr. Lauer was granted a nonqualified stock option to acquire 155,000 shares of the Company’s common stock. Under the terms of that stock option, one-third of the option shares vested on November 2, 2002, one-third will vest on the earlier of November 2, 2003 or the date of Mr. Lauer’s retirement from the Company, and the final one-third will vest on the earlier of November 2, 2004 or the date of Mr. Lauer’s retirement from the Company.

     On November 5, 2002, Mr. Lauer was granted a nonqualified stock option to acquire 100,000 shares of the Company’s common stock. Under the terms of that stock option, all of the option shares will vest on November 5, 2003, provided that the date of Mr. Lauer’s retirement from the Company is not earlier than November 5, 2003.

Change in Control Agreements

     The Board of Directors has approved Change in Control Agreements (the “Agreements”) between the Company and the five executive officers named in the Summary Compensation Table on page 12 which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. A change in control of the Company is defined in each Agreement to occur if (a) any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company’s outstanding securities, (b) “continuing directors” (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company’s outstanding securities) cease to constitute at least a majority of the Board of Directors, (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the Company’s stockholders do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or (d) all or substantially all of the Company’s assets are sold, liquidated or distributed. In their respective Agreements, the named executive officers agreed to not voluntarily leave the Company’s employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the best interests of the Company’s stockholders rather than be affected by personal uncertainties during any attempt to effect a change in control of the Company, and to enhance the Company’s ability to attract and retain executives.

     Each Agreement provides that if within 18 months after a change in control the Company terminates the executive’s employment other than by reason of his death, disability, retirement or for cause, or the executive officer terminates his employment for “good reason,” the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Lauer) or 2.5 (in the case of Messrs. Rogerson, McClammy, Homan and Rudd) times the executive’s annual base salary and highest annual and multi-year bonuses paid to him in any of the three years ending prior to the date of termination. “Good reason” is defined in each Agreement as any of the following that occurs after a change in control of the Company: certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company’s failure to obtain the written assumption by its successor of the obligations set forth in the Agreement; attempted termination of employment on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company’s failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination. In the case of Mr. Lauer, “good reason” is defined also to exist if he is not appointed as chief executive officer of the combined or acquiring entity. In the cases of Messrs. Rogerson, McClammy and Homan, “good reason” is defined also to exist if they are not given “an equivalent position” as defined in their Agreements. In the case of Mr. Rudd, “good reason” is defined also to exist if there is a material change in duties and a material reduction in authority and responsibility.

     Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the executive officer will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee (or equivalent benefits will be provided) until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted by the Company become exercisable in full according to their terms, and that restricted stock (if any) be released from all restrictions. Each Agreement further provides that in the event that any payments and benefits received by the executive officer from the Company subject that person to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the executive officer will be entitled to receive an additional payment so as to place the executive officer in the same after-tax economic position as if such excise tax had not been imposed.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTOR
ON EXECUTIVE COMPENSATION

Philosophy and Overview

     The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid and the benefits to be provided to the Company’s executive officers.

     The Committee’s general philosophy is that executive officer compensation should promote stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies; be competitive within the Company’s industry and community; and attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company’s success.

     To achieve these objectives, the Committee maintained an executive compensation program in fiscal year 2002 that consisted of three basic elements: base salary; near-term incentives in the form of annual cash bonuses; and long-term incentives in the form of nonqualified stock options. The Committee retained an executive compensation consultant who prepared a comprehensive executive compensation evaluation, including a competitive market assessment for each of the Company’s executive officers using composite published survey data of U.S. manufacturing companies, a market study of executive compensation at Italian manufacturing companies, and executive compensation data for and equity compensation practices at (a) eleven companies in the scientific instruments, vacuum or electronics manufacturing industries, and (b) eleven Silicon Valley technology companies of similar size (companies that might or might not be included in the indexes set forth in the performance graph that follows this report).

Base Salaries

     Annual base salaries are designed primarily to attract and retain executives, and are intended to contribute less to total compensation than incentive-based compensation. After consideration of competitive market data provided and analyzed by the Committee’s compensation consultant, the

Committee determined for fiscal year 2002 to increase the base salaries of the Company’s executive officers to generally fall between the 25th and 75th percentiles of the market composite data, resulting in salary adjustments between 2% and 6%.

Cash Bonuses

     Cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial objectives consistent with the Company’s overall business strategies. For fiscal year 2002, the Committee determined that executive officer cash bonuses under the Company’s stockholder-approved Management Incentive Plan (the “MIP”) should be based on Company and/or business segment performance during the fiscal year against pre-determined objectives for earnings before interest and taxes (“EBIT”), return on sales (“ROS”) and operating cash flow (“Cash Flow”) or cash cycle (accounts receivable days outstanding plus days to turn inventory, less accounts payable days outstanding, “Cash Cycle”), the targets for which were determined by the Committee after consideration of historical and budgeted EBIT, ROS and Cash Flow and Cash Cycle.

     Under the MIP payout formula for fiscal year 2002, the bonus to the CEO could have ranged from zero to 200% of his annual base salary, depending on the EBIT, ROS and Cash Flow achieved. In the case of other executive officers, bonuses could have ranged from zero to 150% of annual base salary, depending on the EBIT, ROS and Cash Flow or Cash Cycle achieved and the pre-determined participation level for that executive officer. The participation level for each executive officer (including the CEO) was determined by the Committee after consideration of the executive officer’s relative position and responsibilities, base salary and potential minimum, target and maximum award, targeted total cash compensation and the competitive market data included in the report from the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Stock Options

     Stock options are intended to provide longer-term incentives for executive officers to promote stockholder value. Nonqualified stock options granted to executive officers under the Company’s stockholder-approved Omnibus Stock Plan have an exercise price equal to the market price of the Company’s stock on the grant date, generally vest in equal installments over three years assuming continued employment and expire at the end of ten years. Stock options therefore compensate executive officers only if the Company’s stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable.

     The Committee is sensitive to the dilutive impact of stock options. However, the Committee believes that stock options, appropriately used, provide an effective means of linking executive compensation to stockholder returns and retaining and rewarding executives who increase stockholder value. In fiscal year 2002, the Committee granted stock options to executive officers equal to less than 1% of total shares then outstanding. The Committee believes that this reflects an appropriate balance between stockholders’ interest in dilution and stockholders’ interest in retaining and rewarding executive officers who increase stockholder value.

     Executive officer grants in fiscal year 2002 were determined by the Committee after consideration of each executive officer’s relative position and responsibilities, total cash compensation, total direct compensation using a Black-Scholes stock option value, unvested stock options remaining from previous grants, and competitive market data collected and analyzed by the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data). The Committee also took into account shares available for grant under the Omnibus Stock Plan and general equity compensation practices of other companies as reflected in the competitive market data collected and analyzed by the Committee’s compensation consultant.

Other Compensation

     In order to attract and retain talented executive officers, the Committee has also approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile, reimbursement for taxes on income imputed for their personal use of that automobile, reimbursement for tax planning and return preparation and financial counseling services, and reimbursement for an annual medical examination. In addition, in order to compensate for retirement contributions that could not be made to executive officers’ qualified retirement plan accounts due to Internal Revenue Code limitations, executive officers receive Company retirement contributions and may defer cash compensation to unfunded Supplemental Retirement Plan accounts, which contributions and deferred compensation accrue interest at a market rate.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations may not deduct in any taxable year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. In February 1999, the Company’s Omnibus Stock Plan and Management Incentive Plan were approved by the stockholders of Varian Associates, Inc. in order for awards under those Plans to be eligible for continued tax deductibility. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain, motivate and reward executives with the experience, skills and proven ability to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances by providing compensation (such as salary and perquisites) or granting discretionary cash bonuses (which the Committee did in the case of one executive officer) which might result in such compensation being subject to the tax deductibility limitation of Section 162(m). The Company did not pay any compensation for fiscal year 2002 that will not be deductible due to Section 162(m).

CEO Compensation

     The Committee followed the same philosophy and programs described above in determining fiscal year 2002 compensation for Mr. Lauer, the Company’s Chief Executive Officer. After considering competitive market data provided by the Committee’s compensation consultant, which data showed that Mr. Lauer’s base salary fell between the 50th and 75th percentiles of the market composite data, the Committee determined not to adjust Mr. Lauer’s annual base salary in fiscal year 2002.

     Mr. Lauer participated in the MIP as described above for fiscal year 2002. Mr. Lauer’s targeted cash bonus for that period was determined by the Committee after consideration of the consultant’s report and other factors described above. Fiscal year 2002 EBIT, ROS and Cash Flow relative to the predetermined targets and payout formula resulted in Mr. Lauer earning a cash bonus of $778,200 based on achievement relative to those targets of 129.7%.

     The Committee also approved granting to Mr. Lauer a 155,000-share nonqualified stock option in fiscal year 2002. That option was granted with an exercise price equal to the closing market price of the Company’s stock on the grant date, and has a term of ten years. In anticipation of Mr. Lauer’s possible retirement in 2003, and in order to encourage him to stay until such time, the Committee determined that one-third of these option shares should vest on each of December 1, 2001 and December 1, 2002 if on each of such dates he is still employed by the Company, but that the final one-third of the options shares should vest on the earlier of December 1, 2003 or the date of Mr. Lauer’s retirement from the Company, as long as his retirement is not earlier than December 1, 2002. The number of option shares granted was determined based on the considerations, consultant’s report and methodology described above.

Elizabeth E. Tallett (Chairman)
Richard U. De Schutter
John G. McDonald
Wayne R. Moon

COMPARISON OF CUMULATIVE TOTAL RETURN BETWEEN THE COMPANY AND
THE DOW JONES TECHNOLOGY SECTOR INDEX,
THE STANDARD & POOR’S MIDCAP 400 INDEX, AND
THE STANDARD & POOR’S 500 COMPOSITE INDEX

     The following graph compares the cumulative total return of the Company’s common stock with the Dow Jones Technology Sector Index, the Standard & Poor’s MidCap 400 Index and the Standard & Poor’s 500 Composite Index. The comparison covers the period from the commencement of trading in the Company’s stock on March 24, 1999 through the end of the Company’s fiscal year 2002 on September 27, 2002. The graph assumes that the value of the investment in the Company’s common stock and in each index on March 24, 1999 was $100, and assumes reinvestment of dividends (although the Company has paid no dividends). The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company’s common stock or stockholder returns.

	March 24, 1999	October 1, 1999	September 29, 2000	September 28, 2001	September 27, 2002

Varian, Inc.	$100	$152	$372	$220	$253
Dow Jones Technology Sector Index	100	129	174	59	41
Standard & Poor’s MidCap 400 Index	100	110	149	128	104
Standard & Poor’s 500 Composite Index(1)	100	104	118	87	69

Source: Research Data Group, Inc.

(1)
In prior years, this graph compared the Company’s cumulative total return with the Standard & Poor’s 500 Composite Index. The Company intends to replace the 500 Composite Index with the Standard & Poor’s MidCap 400 Index because during fiscal year 2002 the Company was added to the MidCap 400 Index. The Company’s total return is compared here with both Indexes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee assists the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements, (2) the independence, qualifications, and performance of the Company’s independent accountants, and (3) the performance of the Company’s internal audit function, as further detailed in the Committee’s Charter attached as Exhibit B to this Proxy Statement.

     The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent accountants, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in their report on those financial statements.

     The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent accountants. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied in undertaking its monitoring and review responsibilities, without independent verification, on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the independent accountants’ representations included in their report on the Company’s financial statements.

     The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2002. The Committee discussed with the Company’s independent accountants, PwC, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees (as modified or supplemented). In addition, the Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PwC its independence from the Company, and considered whether the providing of non-audit services to the Company by PwC is compatible with maintaining PwC’s independence.

     Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2002.

John G. McDonald (Chairman)
Richard U. De Schutter
Wayne R. Moon
Elizabeth E. Tallett

AUDIT COMMITTEE CHARTER

     Attached as Exhibit B to this Proxy Statement is the current Charter of the Audit Committee of the Board of Directors as such Charter was amended and restated by the Board of Directors.

INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP (“PwC”) has been selected to serve as the Company’s independent accountants for fiscal year 2003. PwC also served as the Company’s independent accountants for fiscal year 2002. A representative of PwC is expected to attend the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

     A total of $737,000 in fees were billed or are expected to be billed to the Company for professional services rendered by PwC for the audit of the Company’s annual financial statements and the reviews of the Company’s financial statements included in the Forms 10-Q for fiscal year 2002. These amounts include $159,000 in fees billed or expected to be billed for statutory audits related to the audit of the Company’s annual financial statements.

Financial Information Systems Design and Implementation Fees

     PwC did not provide any financial information systems design or implementation services in fiscal year 2002.

All Other Fees

     A total of $451,000 in fees were billed or are expected to be billed to the Company for all other professional services rendered by PwC in fiscal year 2002. These services primarily related to tax matters.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s securities, file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on the Company’s review of the reporting forms and written representations received by it from such directors and executive officers, the Company believes that through September 27, 2002, all reporting requirements applicable to directors, executive officers and ten percent stockholders were timely satisfied except as follows: On January 15, 2002, Mr. De Schutter, a director, filed a Form 4 (relating to a single transaction) that was required to have been filed on or before January 10, 2002.

By Order of the Board of Directors

A.W. Homan Secretary

December 27, 2002
Palo Alto, California

Exhibit A

VARIAN, INC.
EMPLOYEE STOCK PURCHASE PLAN

Section	1	PURPOSE	A-1

Section	2	DEFINITIONS	A-1
	2.1	“1934 Act”	A-1
	2.2	“Board”	A-1
	2.3	“Code”	A-1
	2.4	“Committee”	A-1
	2.5	“Common Stock”	A-1
	2.6	“Company”	A-1
	2.7	“Compensation”	A-1
	2.8	“Eligible Employee”	A-1
	2.9	“Employee”	A-1
	2.10	“Employer” or “Employers”	A-1
	2.11	“Enrollment Date”	A-2
	2.12	“Grant Date”	A-2
	2.13	“Participant”	A-2
	2.14	“Plan”	A-2
	2.15	“Purchase Date”	A-2
	2.16	“Shares”	A-2
	2.17	“Subsidiary”	A-2

Section	3	ADMINISTRATION	A-2
	3.1	Committee	A-2
	3.2	Authority of the Committee	A-2
	3.3	Delegation by the Comittee	A-2
	3.4	Decisions Binding	A-2
	3.5	Administrative Expenses	A-3

Section	4	SHARES SUBJECT TO THE PLAN	A-3
	4.1	Number Available	A-3
	4.2	Adjustments	A-3

Section	5	ENROLLMENT	A-3
	5.1	Participation	A-3
	5.2	Payroll Withholding	A-3

Section	6	OPTIONS TO PURCHASE COMMON STOCK	A-4
	6.1	Grant of Option	A-4
	6.2	Duration of Option	A-4
	6.3	Number of Shares Subject to Option	A-4
	6.4	Other Terms and Conditions	A-4

Section	7	PURCHASE OF SHARES	A-4
	7.1	Exercise of Option	A-4
	7.2	Delivery of Shares	A-4
	7.3	Exhaustion of Shares	A-4

Section	8	WITHDRAWAL AND CESSATION OF PARTICIPATION	A-5
	8.1	Withdrawal	A-5
	8.2	Termination of Status as Eligible Employee	A-5

Section	9	MISCELLANEOUS	A-5
	9.1	No Effect on Employment	A-5
	9.2	Participation by Subsidiaries	A-5
	9.3	Indemnification	A-5

A-i

	9.4	Beneficiary Designations	A-6
	9.5	Inalienability	A-6
	9.6	Compliance with Rule 16b-3	A-6
	9.7	Apportionment of Costs and Duties	A-6
	9.8	No Rights as Stockholder	A-6
	9.9	Withholding Requirements	A-6
	9.10	Withholding Arrangements	A-6

Section	10	AMENDMENT, TERMINATION AND DURATION	A-7
	10.1	Amendment, Suspension or Termination	A-7
	10.2	Duration of the Plan	A-7

Section	11	LEGAL CONSTRUCTION	A-7
	11.1	Gender and Number	A-7
	11.2	Severability	A-7
	11.3	Requirements of Law	A-7
	11.4	Governing Law	A-7
	11.5	Captions	A-7

EXECUTION			A-7

A-ii

VARIAN, INC.
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1
PURPOSE

     Varian, Inc. hereby establishes the Varian, Inc. Employee Stock Purchase Plan, effective as of the first Enrollment Date, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions.

SECTION 2
DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2 “Board” means the Board of Directors of the Company.

     2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.4 “Committee” means the committee appointed by the Board to administer the Plan. As of the effective date of the Plan, the Plan shall be administered by the Stock Committee of the Board.

     2.5 “Common Stock” means the common stock of the Company.

     2.6 “Company” means Varian, Inc., a Delaware corporation, or any successor thereto.

     2.7 “Compensation” means a Participant’s regular wages. The Board, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

     2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in the following sentence. The Board, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed a minimum period of service since his or her last hire date, (2) customarily works less than a minimum number of hours per week, (3) customarily works less than a minimum number of months per calendar year, or (4) is an officer or other manager of the Company.

     2.9 “Employee” means an active employee of an Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.10 “Employer” or “Employers” means any one or all of the Company, and those Subsidiaries whose employees the Board has designated as eligible to participate in the Plan.

     2.11 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

     2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

     2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

     2.14 “Plan” means the Varian, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.15 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

     2.16 “Shares” means shares of Common Stock.

     2.17 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3
ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan. The member(s) of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board.

     3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation, including, but not limited to, the power to (a) interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options, (b) determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan, (c) cause an account or accounts to be maintained for each Participant, (d) determine the time or times when, and the number of Shares for which, options shall be granted, (e) establish and revise an accounting method or formula for the Plan, (f) designate a custodian or broker to receive Shares purchased under the Plan and to determine the manner and form in which Shares are to be delivered to the designated custodian or broker, (g) determine the status and rights of Participants and their Beneficiaries or estates, (h) employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan, (i) establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan, and (j) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States.

     3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3.

     3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum possible deference permitted by law.

     3.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of Shares may be charged to the account of each Participant. Any brokerage fees for the purchase of Shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of Shares by a Participant shall be borne solely by the Participant.

SECTION 4
SHARES SUBJECT TO THE PLAN

     4.1 Number Available. Subject to adjustment as provided in Section 4.2, the total number of Shares available for issuance under the Plan shall not exceed 1,200,000. Shares sold under the Plan may be either newly issued Shares or treasury Shares.

     4.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board shall adjust the number, class and purchase price of the Shares available for purchase under the Plan and in the maximum number of Shares subject to any option under the Plan in such manner as the Board (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such options.

SECTION 5
ENROLLMENT

     5.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Any Participant whose option has not expired and who has not withdrawn from the Plan automatically will be deemed to be un-enrolled from the Participant’s current option and be enrolled as of a subsequent Enrollment Date if the price per Share on such subsequent Enrollment Date is lower than the price per Share on the Enrollment Date relating to the Participant’s current option.

     5.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser percentage that the Board may establish from time to time for all options to be granted on any Enrollment Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 6 OPTIONS TO PURCHASE COMMON STOCK
6.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase Shares.
     6.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of Shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

     6.3 Number of Shares Subject to Option. The number of Shares available for purchase by each Participant under the option may be limited by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

6.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:
(a) payment for Shares purchased under the option shall be made only through payroll withholding under Section 5.2;
(b) purchase of Shares upon exercise of the option will be accomplished only in accordance with Section 7.1;
(c) the price per Share under the option will be determined as provided in Section 7.1; and

     (d)     the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 7 PURCHASE OF SHARES
     7.1 Exercise of Option. Subject to Section 7.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole Shares. Any cash remaining after whole Shares have been purchased shall be carried forward in the Participant’s account for the purchase of Shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on the NASDAQ National Market System; or
(b) the closing price per Share on the Purchase Date on the NASDAQ National Market System.
     7.2 Delivery of Shares. As directed by the Committee in its sole discretion, Shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold Shares for the benefit of the Participants. As determined by the Committee from time to time, such Shares shall be delivered as physical certificates or by means of a book entry system.

     7.3 Exhaustion of Shares. If at any time the Shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up”, with the result that all option exercises for one Share shall be satisfied first,

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followed by all exercises for two Shares, and so on, until all available Shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole Shares shall be refunded to the Participants (without interest thereon).

SECTION 8
WITHDRAWAL AND CESSATION OF PARTICIPATION

     8.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).

     8.2 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from an Employer for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). If a Participant is on a Company-approved leave of absence, in the Committee’s discretion his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 8.1.

SECTION 9
MISCELLANEOUS

     9.1 No Effect on Employment. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of Shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

     9.2 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers with approval for such participation from the Board. A Subsidiary that becomes a participating employer shall be deemed to agree to all of the Plan’s terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

     9.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     9.4 Beneficiary Designations. If permitted by the Committee (or a uniform and nondiscriminatory basis), a Participant under the Plan may name a beneficiary or beneficiaries to whom any amounts credited to the Participant’s account shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any amounts remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

     9.5 Inalienability. In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

     9.6 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Board specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

     9.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

     9.8 No Rights as Stockholder. No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon exercise of an option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

     9.9 Withholding Requirements. Prior to the delivery of any Shares pursuant to exercise of an option, Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to the exercise of such option.

     9.10 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an option by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state, local and foreign jurisdiction marginal income tax rates applicable to the Participant with respect to the option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 10
AMENDMENT, TERMINATION AND DURATION

     10.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase Shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

     10.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 11
LEGAL CONSTRUCTION

     11.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.3 Requirements of Law. The granting of options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.4 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

     11.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

     IN WITNESS WHEREOF, Varian, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

VARIAN, INC.

	By:	/s/ A. W. Homan

Dated: February 11, 2000	Name: A. W. Homan Title: Vice President, General Counsel and Secretary

Exhibit B
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF VARIAN, INC. (as amended and restated on November 21, 2002)

I.	Committee Purpose
     The primary responsibilities of the Audit Committee (the “Committee”) of the Board of Directors of Varian, Inc. (the “Company”) are to assist the Board with its oversight of (1) the integrity of the Company’s financial statements, (2) the independence, qualifications and performance of the Company’s independent accountants, and (3) the performance of the Company’s internal audit function.

II. Committee Composition and Meetings
     The Committee shall have a minimum of three members, each of whom shall be a member of the Board of Directors and meet the qualification and independence requirements of The Nasdaq Stock Market, Inc. Members of the Committee shall be appointed by and serve at the discretion of the Board of Directors, which shall also appoint the Committee’s Chairman.

     The Committee shall meet regularly as necessary to fulfill its responsibilities. Special meetings may be called by the Chairman of the Committee or the Chairman of the Board as necessary or appropriate to address unusual issues that cannot be deferred to the Committee’s next regularly scheduled meeting. The Committee may also, as necessary or appropriate to address unusual issues that cannot be deferred to a Committee meeting, take action by unanimous written consent of its members. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of a member or members of the Committee. At any meeting of the Committee or a subcommittee of the Committee, the presence of one-half of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee or subcommittee.

     Except as the Committee may otherwise decide in its discretion, Committee meetings shall be attended by the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Internal Audit Director and General Counsel and a representative of the Company’s independent accountants. The Committee may request that any other director, officer or employee of the Company or any of the Company’s external legal counsel, independent accountants, compensation consultants or other consultants or advisors attend a Committee meeting or meet with any member of the Committee or its advisors. The Committee shall have the authority to retain and terminate, at the Company’s expense, legal counsel, accountants or other consultants or advisors, as the Committee determines necessary to carry out its duties. The Committee may meet with any person in executive session, and shall meet in executive sessions as directed below.

III. Committee Responsibilities
	A.	Independent Accountants. The Committee shall:
1.
Be directly responsible for the appointment, compensation and oversight of the work of the Company’s independent accountants engaged to prepare or issue an audit report or related work, and the independent accountants shall report directly to the Committee;

		2.	Be directly responsible for resolution of any disagreements between the Company’s management and the independent accountants;
		3.	Approve in advance any non-audit services to be provided to the Company by the independent accountants;
		4.	Approve in advance the independent accountants’ audit plan and audit services;
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5.
Review and confirm the independent accountants’ independence from the Company, including by (a) obtaining from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, (b) discussing with the independent accountants any disclosed relationships or services that might impact the independent accountants’ objectivity and independence, and (c) reviewing at least annually fees paid to the independent accountants for audit and non-audit services;

	6.	Evaluate regularly the independent accountants’ performance;
7.
Receive from the independent accountants timely reports on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants, and (c) other material written communications between the independent accountants and the Company’s management, such as any management letter or schedule of unadjusted differences;

	8.	Review regularly with the independent accountants the quality of the Company’s accounting and reporting principles and practices and any significant issues;
	9.	Review regularly with the independent accountants significant accounting developments and pronouncements; and
	10.	Meet regularly in executive session with a representative of the Company’s independent accountants.
B.	Internal Audit. The Committee shall:
	1.	Review the organization, activities and effectiveness of the Company’s internal audit function, including the annual internal audit program;
	2.	Review significant issues raised in the internal audit program, and any matters involving fraud, illegal acts or significant deficiencies in internal controls; and
	3.	Meet regularly in executive session with the Company’s Internal Audit Director.
C.	Financial Reporting. The Committee shall:
1.
Review with management and the independent accountants significant financial reporting issues, among other items recent professional and regulatory pronouncements, revenue recognition, significant reserves, off-balance sheet items, the impact of derivative transactions and special-purposes entities;

2.
Approve all related-party transactions (as defined by rules of The Nasdaq Stock Market, Inc.) between the Company or any its subsidiaries and any Company directors or nominee for director, Company executive officer, beneficial owner of more than five percent of the Company’s outstanding securities, or members of the immediate family of any of the foregoing persons;

	3.	Review in advance with the Company’s management and independent accountants the quarterly press release reporting the Company’s financial results;
4.
Review with the Company’s management and independent accountants the audited financial statements to be included in the Company’s Annual Reports on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), including the selection, application and disclosure of critical accounting policies and other

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significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees; and
5.	Review with the Company’s management and independent accountants the interim financial data to be reported in the Company’s Quarterly Reports on Form 10-Q, including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees.

D.	Other Responsibilities. The Committee shall:
1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters;

	2.	Review with the Company’s General Counsel legal matters that could have a significant impact on the Company’s financial statements or results of operations;
	3.	Review at least annually the adequacy of this Charter, and recommend to the Board of Directors any proposed changes to this Charter;
	4.	Prepare the report of the Committee required to be included in the Company’s annual proxy statement; and
	5.	Perform other responsibilities as directed by the Board of Directors.
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|x|	Please mark your vote with an X.	3855

The Board of Directors Recommends a Vote “FOR” Proposal One and a Vote “FOR” Proposal Two.

	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
Proposal One: Election of Directors	|_|	|_|	Nominees: Richard U. De Schutter Allen J. Lauer	Proposal Two: Approval of Employee Stock Purchase Plan	|_|	|_|	|_|

For, except vote withheld from the following nominee(s):				Instructions/Change of Address	|_|

Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should so indicate and insert their titles.

SIGNATURE (S) DATE

DETACH AND RETURN PROXY CARD

VARIAN, INC.
Annual Meeting of Stockholders

February 6, 2003
2:00 p.m.

Sheraton Palo Alto Hotel
625 El Camino Real
Palo Alto, California

(Map on Reverse Side)

P R O X Y

VARIAN, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—FEBRUARY 6, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Varian, Inc. hereby constitutes and appoints Allen J. Lauer and Arthur W. Homan, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock of Varian, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian, Inc. to be held at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California, on February 6, 2003, at 2:00 p.m., local time, and at any adjournment or postponement thereof.

     Unless a contrary instruction is provided, this Proxy will be voted FOR the nominees for Class I directors listed in Proposal One, FOR Proposal Two and in accordance with the judgment of the proxies as to the best interests of the Company on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If specific instructions are provided below, this Proxy will be voted in accordance therewith.

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID RETURN ENVELOPE

(Continued and to be Signed on Reverse Side)	SEE REVERSE SIDE

^ FOLD AND DETACH HERE ^

625 EL CAMINO REAL · PALO ALTO, CA 94301 PHONE:
(650) 328-2800 · FAX: (650) 327-7362

Locater Map

The Sheraton Palo Alto Hotel is easily accessible from Highway 101 and from Interstate 280.

  From Highway 101 in either direction, exit Embarcadero Rd. WEST to El Camino Real. Turn right on El Camino Real. The hotel is located 3 blocks down on the right.
  From Interstate 280 in either direction, exit Page Mill Rd. EAST to El Camino Real. Turn left on El Camino Real. Travel approximately 2 miles on El Camino Real. The hotel is located on the right.